On August 14, 2012 Jeffery Eberwein, on behalf of the Concerned Aetrium Shareholders, which includes the Reporting Persons listed below and certain other persons, made a joint filing on Schedule 13D with the Securities and Exchange Commission, under Section 13d of the Securities Exchange Act of 1934, as amended, and may therefore be deemed to beneficially own
Common Stock beneficially owned by the other persons in such joint filing. The filing of this Form 3 shall not be construed as an admission that any of the Reporting Persons is, for any purpose, the beneficial owner of the Common Stock held by any other Reporting Person, and each Reporting Person disclaims beneficial ownership of the shares of Common Stock owned by the others.


Joint Filers and Addresses:

Archer Focus Fund, LLC
150 South Broadway
Wayzata, Minnesota 55391

Archer Equity Fund, LLC
150 South Broadway
Wayzata, Minnesota 55391

Steve Markusen
150 South Broadway
Wayzata, Minnesota 55391

Globaltel Holdings, LLC
333 New 21st Avenue, Unit 1110
Deerfield Beach, Florida 33441

Dilip Singh
333 New 21st Avenue, Unit 1110
Deerfield Beach, Florida 33441

Richard K. Coleman, Jr.
43 Glenmoor Drive
Cherry Hills Village, Colorado 80113

Galen Vetter
500 East Grant Street #2011
Minneapolis, Minnesota 55041

Alfred John Knapp, Jr.
919 Milam Street, Suite 1900
Houston, Texas 77002

Andover Group, Inc.
919 Milam Street, Suite 1900
Houston, Texas 77002

Boston Avenue Capital, LLC
15 East 5th Street, Suite 3200
Tulsa, Oklahoma 74103

Charles R. Gillman
15 East 5th Street, Suite 3200
Tulsa, Oklahoma 74103

James F. Aldeson
15 East 5th Street, Suite 3200
Tulsa, Oklahoma 74103

Stephen J. Heyman
15 East 5th Street, Suite 3200
Tulsa, Oklahoma 74103